Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Zenvia Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A common shares, par value US$0.00005 per share, reserved for issuance under the 2023 Long-term Incentive Plan	Rule 457(c) and Rule 457(h)	2,300,000	US$1.87	US$4,289,500	US$147.60 per US$1,000,000	US$633.13	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts				—	—	—	US$633.13	—	—	—	—
	Total Fees Previously Paid				—	—	—	—	—	—	—	—
	Total Fee Offsets				—	—	—	—	—	—	—	—
	Net Fee Due				—	—	—	US$633.13	—	—	—	—

(1) This Registration Statement covers Class A common shares, par value US$0.00005 per share (“Class A common shares”), of the Registrant issuable pursuant to the Registrant’s Long-term Incentive Plan No. 6 adopted on January 25,2024 (the “Incentive Plan No. 6”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional Class A common shares that become issuable under the Incentive Plan No. 6 which may be offered and issued to prevent dilution resulting from adjustments as a result of share dividends, share splits, reverse share splits, mergers, reorganizations, consolidations or other similar transactions.

(2) Estimated solely for the purposes of calculating the amount of registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low prices for the Registrant’s Class A common shares as reported on the Nasdaq Capital Market on February 28, 2024.

(3) The Registrant does not have any fee offsets.